Exhibit 24.1 Directors’ Power of Attorney

Each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint Dwight O. Seegmiller his or her true and lawful attorney with full power of substitution and resubstitution to affix for him or her and in his or her name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of Hills Bancorporation, an Iowa corporation (the “Company”), to a Registration Statement on Form S-3 registering under the Securities Act of 1933, shares of common stock to be offered and sold under the Hills Bancorporation Dividend Reinvestment and Stock Purchase Plan, and to any and all amendments, post-effective amendments and exhibits to that Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Hills, Iowa, this 24th day of October, 2017.

/s/ Dwight O. Seegmiller            President, Chief Executive Officer and Director
Dwight O. Seegmiller                (Principal Executive Officer)

/s/ Michael S. Donovan                Director
Michael S. Donovan

/s/ Thomas J. Gill                Director
Thomas J. Gill, D.D.S.

/s/ Michael E. Hodge                Director
Michael E. Hodge

/s/ Emily A. Hughes                Director
Emily A. Hughes

/s/ James A. Nowak                Director
James A. Nowak

/s/ Theodore H. Pacha                Director
Theodore H. Pacha

/s/ John W. Phelan                Director
John W. Phelan

/s/ Ann Marie Rhodes                Director
Ann Marie Rhodes

/s/ Thomas R. Wiele                Director
Thomas R. Wiele

/s/ Sheldon E. Yoder                Director
Sheldon E. Yoder, D.V.M.